Exhibit 10.4

ESTABLISHMENT LABS HOLDINGS INC.
2018 EMPLOYEE SHARE PURCHASE PLAN
1.    Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Shares through accumulated Contributions. The Company intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”). The Company’s intention is to have the 423 Component of the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase Common Shares under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such an option will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
2.    Definitions.
(a)    “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.
(b)    “Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.
(c)    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any securities exchange or quotation system on which the Common Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.
(d)    “Board” means the Board of Directors of the Company.
(e)    “Change in Control” means the occurrence of any of the following events:
(i)    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the shares of the Company that, together with the shares held by such Person, constitutes more than fifty percent (50%) of the total voting power of the shares of the Company; provided, however, that for purposes of this subsection, the acquisition of additional shares by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the shares of the Company will not be considered a Change in Control. Further, if the shareholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting shares immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the shares of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)    A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s shareholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s shares, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding shares of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of shares, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(f)    “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)    “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.
(h)    “Common Shares” means the common shares of the Company.
(i)    “Company” means Establishment Labs Holdings Inc., a British Virgin Islands company, or any successor thereto.
(j)    “Compensation” means an Eligible Employee’s base straight time gross earnings, payments for overtime, but exclusive of payments for incentive compensation, equity compensation and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
(k)    “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.
(l)    “Designated Company” means any Subsidiary or Affiliate of the Company that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component.
(m)    “Director” means a member of the Board.
(n)    “Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least 20 hours per week and more than 5 months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering or for Eligible Employees participating in the Non-423 Component. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds 3 months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated 3 months and 1 day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (for each Offering under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423‑2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least 2 years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose Eligible Employees are participating in that Offering under the 423 Component. Each exclusion shall be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423‑2(e)(2)(ii). Such exclusions may be applied with respect to an Offering under the Non- 423 Component without regard to the limitations of Treasury Regulation Section 1.423‑2.
(o)    “Employer” means the employer of the applicable Eligible Employee(s).
(p)    “Enrollment Date” means the first Trading Day of each Offering Period.
(q)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(r)    “Exercise Date” means the last Trading Day of the Purchase Period. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 20(a), the Administrator, in its sole discretion, may determine that any Purchase Period also terminating under such Offering Period will terminate without options being exercised on the Exercise Date that otherwise would have occurred on the last Trading Day of such Purchase Period.
(s)    “Fair Market Value” means, as of any date, the value of a Common Share determined as follows:
(i)    For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Shares.
(ii)    For all other purposes, the Fair Market Value will be the closing sales price for a Common Share as quoted on any established stock exchange or national market system (including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market) on which the Common Shares are listed on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-trading day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding trading day, unless otherwise determined by the Administrator. In the absence of an established market for the Common Shares, the Fair Market Value thereof will be determined in good faith by the Administrator.

The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(t)    “Fiscal Year” means the fiscal year of the Company.
(u)    “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
(v)    “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423‑2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423‑2(a)(2) and (a)(3).
(w)    “Offering Periods” means the periods of approximately twelve months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after the date of each year that may be set by the Administrator and terminating on the first Trading Day on or afterapproximately twelve months later; provided, however, that the first Offering Period shall not commence until the Administrator makes a determination for it to commence, which will be done, if ever, at a later date. The duration and timing of Offering Periods may be changed pursuant to Sections 4, 20, and 30.
(x)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(y)    “Participant” means an Eligible Employee that participates in the Plan.
(z)    “Plan” means this Establishment Labs Holdings Inc. 2018 Employee Share Purchase Plan.
(aa)    “Purchase Period” means the approximately 6-month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date. Unless the Administrator provides otherwise, the Purchase Period will have the same duration and coincide with the length of the Offering Period.
(bb)    “Purchase Price” means an amount equal to 85% of the Fair Market Value of a Common Share on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or securities exchange rule) or pursuant to Section 20.

(cc)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(dd)    “Trading Day” means a day on which the national securities exchange upon which the Common Shares are listed is open for trading.
(ee)    “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3.    Eligibility.
(a)    First Offering Period. Any individual who is an Eligible Employee immediately prior to the first Offering Period will be automatically enrolled in the first Offering Period.
(b)    Subsequent Offering Periods. Any Eligible Employee on a given Enrollment Date subsequent to the first Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 5.
(c)    Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, an Eligible Employee may be excluded from participation in the Plan or an Offering if the Administrator has determined that participation of such Eligible Employee is not advisable or practicable.
(d)    Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose shares would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital shares of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such shares possessing 5% or more of the total combined voting power or value of all classes of the capital shares of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase shares under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds $25,000 worth of shares (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
4.    Offering Periods. The Plan will be implemented by overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after such date as the Administrator will determine; provided, however, that the first Offering Period under the Plan shall not commence shall not commence until the Administrator makes a determination for it to commence, which will be done, if ever, at a later date. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than 27 months.
5.    Participation.
(a)    First Offering Period. An Eligible Employee will be entitled to continue to participate in the first Offering Period pursuant to Section 3(a) only if such individual submits a subscription agreement authorizing Contributions in a form determined by the Administrator (which may be similar to the form attached hereto as Exhibit A) to the Company’s designated plan administrator (i) no earlier than the effective date of the Form S-8 registration statement with respect to the issuance of Common Shares under this Plan and (ii) no later than 10 business days following the effective date of such S-8 registration statement or such other period of time as the Administrator may determine (the “Enrollment Window”). An Eligible Employee’s failure to submit the subscription agreement during the Enrollment Window will result in the automatic termination of such individual’s participation in the first Offering Period.
(b)    Subsequent Offering Periods. An Eligible Employee may participate in the Plan pursuant to Section 3(b) by (i) submitting to the Company’s share administration office (or its designee) a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose or (ii) following an electronic or other enrollment procedure determined by the Administrator, in either case on or before a date determined by the Administrator prior to an applicable Enrollment Date.
6.    Contributions.
(a)    At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation, which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a Participant will have any payroll deductions made on such day applied to his or her account under the subsequent Purchase Period or Offering Period. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
(b)    In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof;

provided, however, that for the first Offering Period, payroll deductions will commence on the first pay day on or following the end of the Enrollment Window.
(c)    All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only. A Participant may not make any additional payments into such account.
(d)    A Participant may discontinue his or her participation in the Plan as provided in Section 10. If permitted by the Administrator, as determined in its sole discretion, for an Offering Period, a Participant may decrease the rate of his or her Contributions (but not increase the rate) during the Offering Period by (i) properly completing and submitting to the Company’s share administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following 5 business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).
(e)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d), a Participant’s Contributions may be decreased to 0% at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(d) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.
(f)    Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to make Contributions via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code, or (iii) such Participants are participating in the Non-423 Component.
(g)    At the time the option is exercised, in whole or in part, or at the time some or all of the Common Shares issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Shares (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Shares by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Shares or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423‑2(f).
7.    Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of Common Shares determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 3,000 Common Shares (subject to any adjustment pursuant to Section 19) and provided further that such purchase will be subject to the limitations set forth in Sections 3(d) and 13. The Eligible Employee may accept the grant of such option (i) with respect to the first Offering Period by submitting a properly completed subscription agreement in accordance with the requirements of Section 5 on or before the last day of the Enrollment Window, and (ii) with respect to any subsequent Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Common Shares that an Eligible Employee may purchase during each Purchase Period of an Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.
8.    Exercise of Option.
(a)    Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Common Shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional Common Shares will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.
(b)    If the Administrator determines that, on a given Exercise Date, the number of Common Shares with respect to which options are to be exercised may exceed (i) the number of Common Shares that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of Common Shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the Common Shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Shares on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Shares on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date.
9.    Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of Common Shares occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other shareholder rights with respect to Common Shares subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.
10.    Withdrawal.
(a)    A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s share administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.
(b)    A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
11.    Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase Common Shares under the Plan will be returned to such Participant, or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that, with respect to an

Offering under the 423 Component, is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan; however, no Participant shall be deemed to switch from an Offering under the Non-423 Component to an Offering under the 423 Component or vice versa unless (and then only to the extent) such switch would not cause the 423 Component or any Option thereunder to fail to comply with Section 423 of the Code.
12.    Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall, with respect to Offerings under the 423 Component, apply to all Participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423‑2(f).
13.    Shares.
(a)    Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of Common Shares that will be made available for sale under the Plan will be 100,000 Common Shares, plus an annual increase to be added on the first day of each Fiscal Year beginning with the 2019 Fiscal Year equal to the least of (i) 187,000 Common Shares, (ii) a number of Common Shares equal to 1% of the outstanding shares of all classes of Common Shares on the last day of immediately preceding Fiscal Year, or (iii) an amount determined by the Administrator.
(b)    Until the Common Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a shareholder will exist with respect to such shares.
(c)    Common Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.
14.    Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates of the Company as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component, unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423‑2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.
15.    Designation of Beneficiary.
(a)    If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any Common Shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.
(b)    Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c)    All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423‑2(f).
16.    Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive Common Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.    Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until Common Shares are issued, Participants will have only the rights of an unsecured creditor with respect to such shares.
18.    Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of Common Shares purchased and the remaining cash balance, if any.
19.    Adjustments, Dissolution, Liquidation, Merger or Change in Control.
(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Shares occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Shares that may be delivered under the Plan, the Purchase Price per share and the number of Common Shares covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
(c)    Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.    Amendment or Termination.
(a)    The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of Common Shares on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase Common Shares will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.
(b)    Without shareholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Shares for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.
(c)    In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)    amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(ii)    altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;
(iii)    shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;
(iv)    reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and
(v)    reducing the maximum number of Shares a Participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require shareholder approval or the consent of any Participants.
21.    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22.    Conditions Upon Issuance of Shares. Common Shares will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any securities exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23.    Code Section 409A. The Plan is intended to be exempt from the application of Code Section 409A, and, to the extent not exempt, is intended to comply with Code Section 409A and any ambiguities herein will be interpreted to so be exempt from, or comply with, Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Shares under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Shares under the Plan is compliant with Code Section 409A.
24.    Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It will continue in effect for a term of 20 years, unless sooner terminated under Section 20.
25.    Shareholder Approval. The Plan will be subject to approval by the shareholders of the Company within 12 months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26.    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).
27.    No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate of the Company, as applicable. Furthermore, the Company or a Subsidiary or Affiliate of the Company may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
28.    Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
29.    Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.
30.    Automatic Transfer to Low Price Offering Period. To the extent permitted by Applicable Laws, if the Fair Market Value of the Common Shares on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Shares on the Enrollment Date of such Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

EXHIBIT A

ESTABLISHMENT LABS HOLDINGS INC.
2018 EMPLOYEE SHARE PURCHASE PLAN
SUBSCRIPTION AGREEMENT

Original Application	Offering Date:

Change in Payroll Deduction Rate
1.    I hereby elect to participate in the Establishment Labs Holdings Inc. 2018 Employee Share Purchase Plan (the “Plan”) and subscribe to purchase shares of the Company’s Common Shares in accordance with this Subscription Agreement and the Plan. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Plan.
2.    I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 1 to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)
3.    I understand that said payroll deductions will be accumulated for the purchase of Common Shares at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Shares under the Plan.
4.    I understand that the Company may elect to terminate, suspend or modify the terms of the Plan at any time. I agree to be bound by such termination, suspension or modification regardless of whether notice is given to me of such event, subject in any case to my right to timely withdraw from the Plan in accordance with the Plan withdrawal procedures then in effect.
5.    I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.
6.    I understand that if I am a U.S. taxpayer participating in an offering under the Section 423 Component of the Plan and I dispose of any shares received by me pursuant to the Plan within two (2) years of the Offering Date (the first Trading Day of the Offering Period during which I purchased such shares) or one (1) year of the Exercise Date, I will be treated for U.S. federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price that I paid for the shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares and I will make adequate provision for U.S. federal, state, foreign or other tax withholding obligations, if any, which arise upon the disposition of the Common Shares. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Shares by me. If I dispose of such shares at any time after the expiration of the two (2)-year and one (1)-year holding periods, I understand that I will be treated for U.S. federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.
7.    I acknowledge that, regardless of any action taken by the Company or, if different, my employer (the “Employer”) with respect to any or all income tax, social security, payroll tax, fringe benefit, or other tax-related items related to my participation in the Plan and legally applicable to me (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount actually withheld by the Company or the Employer. Furthermore, I acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the options under the Plan, including the grant of such options, the purchase and sale of Common Shares acquired under the Plan and/or the receipt of any dividends on such shares, and (ii) do not commit to and are under no obligation to structure the terms of the grant of options or any aspect of my participation in the Plan to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I am or become subject to Tax-Related Items in more than one jurisdiction, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
8.    Prior to the purchase of Common Shares under the Plan or any other relevant taxable or tax withholding event, as applicable, I agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from my wages or Compensation paid to me by the Company and/or the Employer; or (2) withholding from proceeds of the sale of the Common Shares purchased under the Plan either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization). Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable maximum rates, in which case I will receive a cash refund of any over-withheld amount not remitted to tax authorities on my behalf and will have no entitlement to the Common Share equivalent. Finally, I agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of my participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to purchase Common Shares under the Plan on my behalf and/or refuse to issue or deliver the shares or the proceeds of the sale of shares if I fail to comply with my obligations in connection with the Tax-Related Items.
9.    The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
10.    The Subscription Agreement is governed by the internal substantive laws but not the choice of law rules of California. For purposes of any action, lawsuit or other proceedings brought to enforce the Subscription Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the state courts of Santa Clara County, California, or the United States District Court for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
11.    Notwithstanding any provision of this Subscription Agreement, I understand that if I am working or resident in a country other than the United States, my participation in the Plan also shall be subject to the Additional Terms and Conditions for Non-U.S. Participants set forth in Appendix A attached hereto and any special terms and conditions for my country set forth in Appendix B attached hereto. Further, I understand that if I relocate to one of the countries included in Appendix B, the special terms and conditions for such country will apply to me to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A and Appendix B constitute part of this Subscription Agreement.
12.    The provisions of the Subscription Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions nevertheless shall be binding and enforceable.
13.    I acknowledge that a waiver by the Company of breach of any provision of the Subscription Agreement shall not operate or be construed as a waiver of any other provision of the Subscription Agreement, or of any subsequent breach by me or any other participant.
14.    The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Plan, or my acquisition or sale of the underlying Common Shares. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.
15.    I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Participant’s ID Number:

Participant’s Address:

I UNDERSTAND THAT MY PARTICIPATION UNDER THE TERMS OF THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME OR IF I CEASE TO BE AN ELIGIBLE EMPLOYEE.

Dated:
Signature of Participant

APPENDIX A
ESTABLISHMENT LABS HOLDINGS INC.
2018 EMPLOYEE SHARE PURCHASE PLAN
ADDITIONAL TERMS AND CONDITIONS FOR NON-U.S. PARTICIPANTS
Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Establishment Labs Holdings Inc. 2018 Employee Share Purchase Plan
1.    Terms of Plan Participation for Non-U.S. Participants. I understand that this Appendix A contains additional terms and conditions that, together with the Plan and the Subscription Agreement, govern my participation in the Plan if I am working or resident in a country other than the United States. I further understand that my participation in the Plan also will be subject to any terms and conditions for my country set forth in Appendix B attached hereto.
2.    Conversion of Payroll Deductions. I understand that if my payroll deductions or Contributions under the Plan are made in any currency other than U.S. dollars, such payroll deductions or Contributions will be converted to U.S. dollars on or prior to the Exercise Date using a prevailing exchange rate in effect at the time such conversion is performed, as determined by the Administrator. I understand and agree that neither the Employer nor the Company (nor any Parent, Subsidiary or Affiliate of the Company) will be liable for any foreign exchange rate fluctuation between my local currency and the U.S. dollar that may affect the amount of my Contributions, the value of the options granted to me under the Plan or the value of any amounts due to me under the Plan, including the amount of proceeds due to me upon the sale of any Common Shares acquired under the Plan.
3.    Nature of Grant. By electing to participate in the Plan, I acknowledge, understand and agree that:
(a)    the Plan is established voluntarily by the Company and it is discretionary in nature;
(b)    all decisions with respect to future grants of options under the Plan, if any, will be at the sole discretion of the Company;
(c)    the grant of options under the Plan shall not create a right to employment or be interpreted as forming an employment contract with the Company, the Employer, or any other Parent, Subsidiary or Affiliate, and shall not interfere with the ability of the Company or the Employer, as applicable, to terminate my employment (if any);
(d)    I am voluntarily participating in the Plan;
(e)    the options granted under the Plan and the Common Shares underlying such options, and the income and value of same, are not intended to replace any pension rights or compensation;
(f)    the options granted under the Plan and the Common Shares underlying such options, and the income and value of same, are not part of my normal or expected compensation for any purpose,

including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;
(g)    unless otherwise agreed with the Company, the options granted under the Plan and the Common Shares underlying such options, and the income and value of same, are not granted as consideration for, or in connection with, the service I may provide as a director of a Subsidiary or Affiliate;
(h)    the future value of the Common Shares underlying the options granted under the Plan is unknown, indeterminable and cannot be predicted with certainty;
(i)    the Common Shares that I acquire under the Plan may increase or decrease in value, even below the Purchase Price;
(j)    no claim or entitlement to compensation or damages shall arise from the forfeiture options granted to me under the Plan as a result of the termination of my status as an Eligible Employee (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and, in consideration of the grant of options under the Plan to which I otherwise am not entitled, I irrevocably agree never to institute a claim against the Company, the Employer, or any other Parent, Subsidiary or Affiliate, waive my ability, if any, to bring such claim, and release the Company, the Employer, and any other Parent, Subsidiary or Affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, I shall be deemed irrevocably to have agreed not to pursue such claim and I agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(k)    in the event of the termination of my status as an Eligible Employee (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), my right to participate in the Plan and any options granted to me under the Plan, if any, will terminate effective as of the date that I no longer am actively employed by the Company or one of its Parents, Subsidiaries or Affiliates and, in any event, will not be extended by any notice period mandated under the employment laws in the jurisdiction in which I am employed or the terms of my employment agreement, if any (e.g., active employment would not include a period of “garden leave” or similar period pursuant to the employment laws in the jurisdiction in which I am employed or the terms of my employment agreement, if any); the Company shall have the exclusive discretion to determine when I no longer am actively employed for purposes of my participation in the Plan (including whether I still may be considered to be actively employed while on a leave of absence); and
(l)    the grant of the option to purchase Common Shares under the Plan and the benefits evidenced by the Subscription Agreement do not create any entitlement not otherwise specifically provided for in the Plan, or provided by the Company in its discretion, to have such rights or benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with a sale of substantially all of the Company’s assets or a merger of the Company in which the Company is not the surviving corporation.

4.    Data Privacy.
(a)    I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in the Subscription Agreement and any other Plan materials (“Data”) by and among, as applicable, the Employer, the Company and its Parents, Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing my participation in the Plan. I understand that Data may include certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Common Shares or directorships held in the Company, details of all options granted under the Plan or any other entitlement to Common Shares awarded, canceled, exercised, vested, unvested or outstanding in my favor.
(b)    I understand that Data will be transferred to such share plan service provider as may be designated by the Company from time to time (the “Designated Broker”), which is assisting the Company with the implementation, administration and management of the Plan. I understand that the recipients of Data may be located in the United States or elsewhere, and that a recipient’s country of operation (e.g., the United States) may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of Data by contacting my local human resources representative.
(c)    I authorize the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or career with the Company or the Employer will not be adversely affected; the only consequence of refusing or withdrawing my consent is that the Company would not be able to grant me options under the Plan or other equity awards, or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.
(d)    Finally, upon request of the Company or the Employer, I agree to provide an executed data privacy consent form to the Company and/or the Employer (or any other agreements or consents that may be required by the Company and/or the Employer) that the Company and/or the Employer may deem necessary to obtain from me for the purpose of administering my participation in the Plan in compliance with the data privacy laws in my country, either now or in the future. I understand and agree that I will not be able to participate in the Plan if I fail to provide any such consent or agreement requested by the Company and/or the Employer.

5.    Compliance with Law. Notwithstanding any other provision of the Plan or the Subscription Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Common Shares, the Company shall not be required to deliver any shares issuable upon purchase of shares under the Plan prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. I understand that the Company is under no obligation to register or qualify the Common Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, I agree that the Company shall have unilateral authority to amend the Plan and the Subscription Agreement without my consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.
6.    Language. If I have received the Subscription Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
7.    Insider Trading. By participating in the Plan, I agree to comply with the Company’s policy on insider trading (to the extent that it is applicable to me). Further, I acknowledge that my country of residence also may have laws or regulations governing insider trading and that such laws or regulations may impose additional restrictions on my ability to participate in the Plan (e.g., acquiring or selling Common Shares) and that I am solely responsible for complying with such laws or regulations.
8.    Imposition of Other Requirements.     The Company reserves the right to impose other requirements on my participation in the Plan, on any Common Shares purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

APPENDIX B
ESTABLISHMENT LABS HOLDINGS INC.
2018 EMPLOYEE SHARE PURCHASE PLAN
COUNTRY-SPECIFIC PROVISIONS FOR NON-U.S. PARTICIPANTS
Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Establishment Labs Holdings Inc. 2018 Employee Share Purchase Plan
Terms and Conditions
I understand that this Appendix B includes additional terms and conditions that govern the options to purchase Common Shares granted to me under the Plan if I work or reside in one of the countries listed below. If I am a citizen or resident of a country other than the one in which I currently am working (or if I am considered as such for local law purposes), or if I transfer employment or residence to another country after enrolling in the Plan, I acknowledge and agree that the Company, in its discretion, will determine the extent to which the terms and conditions herein will be applicable to me.
Notifications
This Appendix B also includes information regarding securities laws, exchange controls and certain other issues of which I should be aware with respect to my participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of the date of the Plan. Such laws are often complex and change frequently. As a result, the Company recommends that I do not rely on the information in this Appendix B as the only source of information relating to the consequences of my participation in the Plan because the information included herein may be out of date at the time that I acquire Common Shares under the Plan or subsequently sell such shares.
In addition, the information contained herein is general in nature and may not apply to my particular situation and the Company is not in a position to assure me of any particular result. Accordingly, I am advised to seek appropriate professional advice as to how the relevant laws in my country may apply to my individual situation.
Finally, if I am a citizen or resident of a country other than the one in which I currently am working or residing (or if I am considered as such for local law purposes), or if I transfer employment or residence to another country after options have been granted to me under the Plan, the information contained herein may not be applicable to me in the same manner.

EXHIBIT B
ESTABLISHMENT LABS HOLDINGS INC.
2018 EMPLOYEE SHARE PURCHASE PLAN
NOTICE OF WITHDRAWAL
The undersigned participant in the Offering Period of the Establishment Labs Holdings Inc. 2018 Employee Share Purchase Plan that began on ____________, ______ (the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date: